Exhibit 99.1

NuStar Energy Reports Increased Earnings Per Unit and Total Distributable Cash Flow in Second Quarter of 2013

Pipeline and Fuels Marketing Segment Results Improved

Company Recently Announced Binding Open Season in the Eagle Ford Shale Region

SAN ANTONIO, July 26, 2013 — NuStar Energy L.P. (NYSE: NS) today announced second quarter distributable cash flow from continuing operations available to limited partners was $55.1 million, or $0.71 per unit, compared to 2012 second quarter distributable cash flow from continuing operations of $31.5 million, or $0.45 per unit.  Second quarter earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $112.8 million compared to second quarter 2012 EBITDA of negative $161.4 million.

NuStar Energy L.P. reported second quarter net income applicable to limited partners of $21.6 million, or $0.28 per unit, compared to a net loss applicable to limited partners of $251.6 million, or $3.56 per unit, reported in the second quarter of 2012.

For the six months ended June 30, 2013, the company reported net income applicable to limited partners of $34.9 million, or $0.45 per unit, compared to a net loss applicable to limited partners of $235.6 million, or $3.33 per unit, for the six months ended June 30, 2012.

The second quarter 2012 results included $271.8 million, or $3.77 per unit, of non-cash expenses related to asset impairments.  These asset impairment charges related primarily to a write down of PP&E, goodwill and other intangible assets associated with the company’s asphalt operations, in anticipation of the September 2012 sale of 50% of these operations to an affiliate of Lindsay Goldberg LLC.  Excluding these items and other adjustments, second quarter 2012 adjusted net income applicable to limited partners would have been $4.4 million, or $0.06 per unit.

The partnership also announced that its board of directors has declared a second quarter 2013 distribution of $1.095 per unit.  The second quarter 2013 distribution will be paid on August 9, 2013, to holders of record as of August 5, 2013.

“NuStar’s second quarter results improved compared to the same quarter last year primarily as a result of the company’s recent growth in the Eagle Ford Shale region and the strategic redirection we undertook in 2012 and early 2013 to minimize our exposure to margin-based operations,” said Curt Anastasio, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

-More-

Regarding the performance in the pipeline segment Anastasio said, “The completion of several internal growth projects in the Eagle Ford shale region during the last half of 2012 and the December 2012 crude oil asset acquisition from TexStar contributed to increased throughputs as well as improved earnings for the second quarter and the first six months of 2013 as compared to the same periods last year.”

Anastasio then added, “Internal growth projects completed at our St. James and St. Eustatius terminal facilities in 2012 and during the first quarter of 2013 benefited our second quarter 2013 storage segment results.  However, these internal growth project benefits were more than offset by reduced demand for storage at several of our terminal facilities.”

Anastasio then commented on the company’s fuels marketing segment by saying, “Although our fuels marketing segment only represents about ten percent of our business, we were pleased to see it generate a small profit during the second quarter despite the continued weak demand for bunkers and increased competition in the Caribbean.”

Eagle Ford Shale Region Open Season

“Last week NuStar announced the launch of an Open Season to assess shipper interest in committed space to transport Eagle Ford Shale crude oil from several terminal locations on our South Texas Crude Oil Pipeline System to our Corpus Christi North Beach facility,” said Anastasio. “The Open Season has generated a lot of interest and is scheduled to continue until noon central time on August 30, 2013.”

Describing the potential project associated with the Open Season, Anastasio said, “The proposed project would include pipeline capacity upgrades to segments of the South Texas Crude Oil Pipeline System and would be constructed in two phases.  The first phase will add incremental throughput capacity of approximately 35,000 barrels per day and the second phase will add incremental throughput capacity of approximately 65,000 barrels per day, for a total aggregate incremental capacity of 100,000 barrels per day, of which 90,000 barrels per day will be available to committed shippers.  The first phase should be available for service to committed shippers in the 3rd quarter of 2014, while the second phase should be available during the 1st quarter of 2015.”

Internal Growth Project Update

“We continue to work on a pipeline project for ConocoPhillips and continue to lay crude oil gathering lines that will supply additional crude oil volumes to our Eagle Ford crude oil pipeline system,” said Anastasio.  “In addition, NuStar continues the construction of a second rail-car offloading facility at our St. James terminal. We’re excited that these projects are expected to be completed and contributing to pipeline and storage segment results by the end of 2013.”

-More-

Full-Year 2013 Outlook

Commenting on the earnings outlook for 2013, Anastasio said, “We expect the EBITDA results for our pipeline and fuels marketing segments to be higher than last year, while our storage segment results should be comparable to 2012.  Results in our pipeline segment should continue to benefit from our Eagle Ford Shale region internal growth pipeline projects completed in 2012 and later in 2013 as well as from the crude oil assets acquired from TexStar.  Our fuels marketing segment’s 2013 results should improve in the last half of 2013 as compared to 2012, primarily due to higher forecasted earnings in the bunkering and heavy fuel oil operations.  The storage segment should benefit from the completion of the two rail car offloading projects at our St. James, Louisiana terminal and the completion of the storage expansion projects at our St. Eustatius terminal and our St. James, Louisiana terminal early in 2013.  However, we expect the contributions from these projects to be offset by reduced demand for storage and services at several of our terminal facilities.”

Anastasio then said, “Based on these segment projections we expect our 2013 earnings per unit, distributable cash flow and our coverage ratio to be higher than 2012.”

With regard to capital spending projections Anastasio added, “NuStar expects to spend $350 to $400 million on internal growth projects during 2013 while our reliability capital spending should be in the range of $35 to $45 million.”

A conference call with management is scheduled for 10:00 a.m. ET (9:00 a.m. CT) today, July 26, 2013, to discuss the financial and operational results for the second quarter of 2013.  Investors interested in listening to the presentation may call 800/622-7620, passcode 14958501.  International callers may access the presentation by dialing 706/645-0327, passcode 14958501.  The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 14958501.  International callers may access the playback by calling 404/537-3406, passcode 14958501.  A live broadcast of the conference call will also be available on the company’s Web site at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has 8,621 miles of pipeline; 87 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids; and 50% ownership in a joint venture that owns a terminal and an asphalt refinery with a throughput capacity of 74,000 barrels per day.  The partnership’s

-More-

combined system has approximately 97 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey.  For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of NuStar’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of NuStar’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable.  Nominees, and not NuStar, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events.  All forward-looking statements are based on the partnership and company’s beliefs as well as assumptions made by and information currently available to the partnership and company.  These statements reflect the partnership and company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions.  These risks, uncertainties and assumptions are discussed in NuStar Energy L.P. and NuStar GP Holdings, LLC’s 2012 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.

-More-

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit Data and Per Unit Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Statement of Income Data (Note 1):
Revenues:
Services revenues	$233,633	$211,657	$460,916	$421,376
Product sales	670,563	1,556,091	1,442,990	2,955,777
Total revenues	904,196	1,767,748	1,903,906	3,377,153

Costs and expenses:
Cost of product sales	648,766	1,528,059	1,401,020	2,882,589
Operating expenses	115,072	134,497	232,646	259,611
General and administrative expenses	19,653	23,134	47,147	50,301
Depreciation and amortization expense	46,662	43,926	89,588	87,501
Asset impairment loss	—	249,646	—	249,646
Goodwill impairment loss	—	22,132	—	22,132
Gain on legal settlement	—	(28,738)	—	(28,738)
Total costs and expenses	830,153	1,972,656	1,770,401	3,523,042
Operating income (loss)	74,043	(204,908)	133,505	(145,889)
Equity in (loss) earnings of joint ventures	(10,128)	2,381	(21,271)	4,767
Interest expense, net	(29,678)	(22,847)	(59,791)	(44,224)
Other income (expense), net	2,203	(2,816)	2,571	(1,449)
Income (loss) from continuing operations before income tax expense	36,440	(228,190)	55,014	(186,795)
Income tax expense	4,174	16,276	6,710	19,719
Income (loss) from continuing operations	32,266	(244,466)	48,304	(206,514)
Income (loss) from discontinued operations	703	(2,344)	9,069	(14,042)
Net income (loss)	$32,969	$(246,810)	$57,373	$(220,556)

Net income (loss) applicable to limited partners	$21,619	$(251,618)	$34,887	$(235,610)

Net income (loss) per unit applicable to limited partners
Continuing operations	$0.27	$(3.53)	$0.33	$(3.14)
Discontinued operations	0.01	(0.03)	0.12	(0.19)
Total	$0.28	$(3.56)	$0.45	$(3.33)

Weighted average limited partner units outstanding	77,886,078	70,756,078	77,886,078	70,756,078

EBITDA from continuing operations (Note 2)	$112,780	$(161,417)	$204,393	$(55,070)

Distributable cash flow from continuing operations (Note 2)	$67,735	$43,102	$135,158	$105,776

	June 30,	June 30,	December 31,
	2013	2012	2012
Balance Sheet Data:
Debt, including current portion (a)	$2,500,948	$2,624,868	$2,411,004
Partners’ equity (b)	2,440,266	2,421,117	2,584,995
Debt-to-capitalization ratio (a) / ((a)+(b))	50.6%	52.0%	48.3%

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information - Continued

(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Segment Data:
Storage:
Throughput (barrels/day)	813,345	747,774	741,872	743,425
Throughput revenues	$26,626	$22,193	$48,987	$44,457
Storage lease revenues	118,489	130,600	240,447	253,765
Total revenues	145,115	152,793	289,434	298,222
Operating expenses	75,969	73,413	144,679	139,395
Depreciation and amortization expense	27,409	23,127	51,840	46,427
Asset impairment loss	—	2,126	—	2,126
Segment operating income	$41,737	$54,127	$92,915	$110,274

Pipeline:
Refined products pipelines throughput (barrels/day)	459,663	459,163	465,446	475,367
Crude oil pipelines throughput (barrels/day)	350,850	291,880	351,021	310,980
Total throughput (barrels/day)	810,513	751,043	816,467	786,347
Revenues	$96,976	$74,607	$190,253	$152,368
Operating expenses	29,101	30,027	66,507	57,591
Depreciation and amortization expense	16,648	13,020	32,638	26,001
Segment operating income	$51,227	$31,560	$91,108	$68,776

Fuels marketing:
Product sales	$670,604	$1,559,166	$1,443,612	$2,962,426
Cost of product sales	654,202	1,534,391	1,412,934	2,894,909
Gross margin	16,402	24,775	30,678	67,517
Operating expenses	12,964	43,551	28,826	86,206
Depreciation and amortization expense	6	5,740	13	11,220
Asset and goodwill impairment loss	—	266,357	—	266,357
Segment operating income (loss)	$3,432	$(290,873)	$1,839	$(296,266)

Consolidation and intersegment eliminations:
Revenues	$(8,499)	$(18,818)	$(19,393)	$(35,863)
Cost of product sales	(5,436)	(6,332)	(11,914)	(12,320)
Operating expenses	(2,962)	(12,494)	(7,366)	(23,581)
Total	$(101)	$8	$(113)	$38

Consolidated Information:
Revenues	$904,196	$1,767,748	$1,903,906	$3,377,153
Cost of product sales	648,766	1,528,059	1,401,020	2,882,589
Operating expenses	115,072	134,497	232,646	259,611
Depreciation and amortization expense	44,063	41,887	84,491	83,648
Asset and goodwill impairment loss	—	268,483	—	268,483
Segment operating income (loss)	96,295	(205,178)	185,749	(117,178)
General and administrative expenses	19,653	23,134	47,147	50,301
Other depreciation and amortization expense	2,599	2,039	5,097	3,853
Other asset impairment loss	—	3,295	—	3,295
Gain on legal settlement	—	(28,738)	—	(28,738)
Consolidated operating income (loss)	$74,043	$(204,908)	$133,505	$(145,889)

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information - Continued

(Unaudited, Thousands of Dollars, Except Per Unit Data)

Notes:

(1)    The results of operations for the San Antonio Refinery and related assets have been reported as discontinued operations for all periods presented.

(2)    NuStar Energy L.P. utilizes two financial measures, EBITDA from continuing operations and distributable cash flow from continuing operations, which are not defined in United States generally accepted accounting principles.  Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance.  In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating.  Neither EBITDA from continuing operations nor distributable cash flow from continuing operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income from continuing operations.  They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and distributable cash flow from continuing operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Income (loss) from continuing operations	$32,266	$(244,466)	$48,304	$(206,514)
Plus interest expense, net	29,678	22,847	59,791	44,224
Plus income tax expense	4,174	16,276	6,710	19,719
Plus depreciation and amortization expense	46,662	43,926	89,588	87,501
EBITDA from continuing operations	112,780	(161,417)	204,393	(55,070)
Equity in loss (earnings) of joint ventures	10,128	(2,381)	21,271	(4,767)
Interest expense, net	(29,678)	(22,847)	(59,791)	(44,224)
Reliability capital expenditures	(11,725)	(5,244)	(17,467)	(9,872)
Income tax expense	(4,174)	(16,276)	(6,710)	(19,719)
Distributions from joint ventures	—	3,266	4,652	3,266
Other non-cash items (a)	(6,500)	253,098	(6,500)	253,098
Mark-to-market impact on hedge transactions (b)	(3,096)	(5,097)	(4,690)	(16,936)
Distributable cash flow from continuing operations	$67,735	$43,102	$135,158	$105,776

Less distributable cash flow from continuing operations attributable to noncontrolling interest	(88)	12	(180)	14
Less distributable cash flow from continuing operations available to general partner	12,766	11,598	25,532	23,196
Distributable cash flow from continuing operations available to limited partners	$55,057	$31,492	$109,806	$82,566

Distributable cash flow from continuing operations per limited partner unit	$0.71	$0.45	$1.41	$1.17

(a)      Other non-cash items for 2013 relate to the reduction of the contingent consideration recorded in association with an Acquisition.  The amount for 2012 primarily consists of $271.8 million of long-lived asset impairment charges mainly related to our asphalt operations, including fixed assets, goodwill and intangible assets.  The 2012 impairment charges were partially offset by an $18.7 million gain, net of tax, resulting from a legal settlement.

(b)      Distributable cash flow from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory.  The gain or loss associated with these contracts is realized in distributable cash flow from continuing operaitons when the contracts are settled.